SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 30, 2003

                          INTERNET PICTURES CORPORATION
                          -----------------------------
             (Exact name of registrant as specified in its charter)


                          DELAWARE 000-26363 52-2213841
                    (State or other (Commission (IRS Employer
       jurisdiction of incorporation) File Number) Identification Number)


3160 Crow canyon road, san ramon, california                        94583
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:            (925) 242-4002
---------------------------------------------------            ---------------

                                       N/A
  -----------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
        INFORMATION AND EXHIBITS.

   (c)  Exhibits

Exhibit
Number                              Description
-------                         -------------------
99.1                       Press Release dated April 30, 2003


ITEM 9:  REGULATION FD DISCLOSURE
The information contained in this Item 9 of this Current Report is being furnished pursuant to "Item 12. Results of Operations and Financial Condition" of Form 8-K in accordance with SEC Release Nos. 33-8216; 34-47583 (March 27,
2003).

The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On April 30, 2003, Internet Pictures Corporation issued a press release announcing its financial results for the quarter ended March 31, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNET PICTURES CORPORATION

Dated:  April 30, 2003             /s/Don Strickland
                                   ---------------------------------
                                   Don Strickland
                                   President and Chief Executive Officer

                                  Exhibit Index


Exhibit
Number                            Description
------                     --------------------------
99.1                   Press Release dated April 30, 2003

                                                                   Exhibit 99.1

                                                                    IR Contact:
                                                                   ------------
                                                                    Paul Farmer
                                                                (925) 242- 4002
                                                           paul.farmer@ipix.com

                   iPIX REPORTS RESULTS FOR first quarter 2003
                      Third consecutive profitable quarter

OAK RIDGE, TN/SAN RAMON, CA - April 30, 2003 - Internet Pictures Corporation (Nasdaq: IPIX; "iPIX") announces first quarter 2003 highlights:

     o Revenues 33% higher than prior year

     o Gross margins 67%

     o Net income of $0.4 million


First Quarter Financial Results (See attachments)


iPIX, the global leader in mission critical imaging solutions, today announced financial results for the quarter ended March 31, 2003. iPIX reported revenue for the quarter ended March 31, 2003 increased to $6.4 million compared to $4.8 million for the quarter ended March 31, 2002. iPIX's focus on generating recurring revenues and operating efficiencies led to gross margins of 67% in the quarter ended March 31, 2003, compared to 56% in the first quarter of 2002. iPIX recorded $0.4 million of net income in the first quarter of 2003, compared to a net loss of $1.5 million in the first quarter of 2002. First quarter 2003 fully diluted earnings per share was $0.02, compared to a loss per share of $0.22 in the comparable year-ago quarter.


"I am pleased that we have now been profitable for three consecutive quarters," said Don Strickland, iPIX CEO and president. "This reflects the value we bring to our customers and operational efficiencies due to economies of scale. Our focus will continue to be on profitability."


"We ended the quarter with $6.1 million of total cash," said Paul Farmer, iPIX CFO. "During the quarter we generated $2.7 million of cash from operations and spent $0.3 million on computer hardware and software and $0.7 million on paying capital lease obligations. In addition, $1.6 million of restricted cash was utilized for payments made against December 31, 2002 accruals."

For additional information, please refer to the filings made by iPIX with the Securities and Exchange Commission.

About iPIX

Internet Pictures Corporation (iPIX(R)) provides mission-critical imaging solutions for commerce, communication and security applications. The Company's solutions create, process and manage a rich variety of media including still images, 360-degree by 360-degree immersive images, video, text and audio. iPIX is the largest online image management and distribution company in the world serving over a billion image views and two million image submissions daily for customers such as eBay(R), Homestore(tm) and Los Angeles Times(R). IPIX's extensive intellectual property covers patents for immersive imaging, video and surveillance applications. The Company is headquartered in Oak Ridge, Tennessee, with co-headquarters in San Ramon, California. www.ipix.com

Internet Pictures and iPIX are trademarks and service marks of Internet Pictures Corporation. All other copyrights and trademarks remain the property of their respective owners.

This press release contains  forward-looking  information  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors under those sections. In some cases, you can identify forward-looking statements by terminology such as "expect," "believe," "may," "will," "plans" and "anticipate," or the negative of such terms or comparable terminology. Forward-looking statements appearing herein include statements concerning operating and profitability plans and goals and restructuring efforts, and are based on current expectations. Actual results may differ materially from those projected in the forward-looking statements based upon a number of factors including (i) the loss of existing, or an inability to attract new iPIX customers (ii) changes in the demand for iPIX products and services, (iii) technological changes and (iv) general economic, financial or market changes or developments. The matters discussed in this press release also involve risks and uncertainties described from time to time in Internet Pictures Corporation's filings with the Securities and Exchange Commission. In particular, see "Risk Factors" in the Company's annual report on Form 10-K filed with the SEC on March 31, 2003 (www.sec.gov).

                          INTERNET PICTURES CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   Three months ended March 31,
                                                   ----------------------------
                                                      2002              2003
                                                   ---------          ---------
                                                            (unaudited)
(In thousands, except per share data)

Revenue:
Transaction services..........................     $  3,575           $  5,602
Immersive still solutions ....................        1,219               784
Immersive video solutions.....................           --                 5
                                                   ---------          ---------
         Total revenues.......................        4,794              6,391
                                                   ---------          ---------
Cost of revenues:

Transaction services..........................        1,669              1,782
Immersive still solutions.....................          455                338
Immersive video solutions.....................           --                  4
                                                   ---------          ---------
         Total cost of revenues...............        2,124              2,124
                                                   ---------          ---------
         Gross profit.........................        2,670              4,267
                                                   ---------          ---------
Operating expenses:

Sales and marketing...........................        2,040              1,761
Research and development......................        1,281              1,260
General and administrative....................          904                829
                                                   ---------          ---------
         Total operating expenses.............        4,225              3,850
                                                   ---------          ---------

Income (loss) from operations.................       (1,555)               417

Interest expense..............................          (17)               (64)
Interest income...............................           55                 21
Other ........................................            5                 (6)
                                                   ---------          ---------
Net income (loss).............................     $ (1,512)          $    368
                                                   =========          =========
Net income (loss) per common share:
  Basic.......................................     $  (0.22)          $   0.05
  Diluted.....................................     $  (0.22)          $   0.02
-------------------------------------------------------------------------------

                          INTERNET PICTURES CORPORATION
                            CONDENSED BALANCE SHEETS

                                                       December 31,   March 31,
                                                     ---------------------------
                                                          2002          2003
                                                      -------------  -----------
                                                           (1)       (unaudited)

(In thousands)

ASSETS

Cash and cash equivalents............................   $   3,020     $   4,729
Restricted cash and short term investments...........       2,972         1,400
Accounts receivable, net.............................       3,535         2,195
Inventory, net.......................................         181           227
Prepaid expenses and other current assets............         984         1,250
                                                      -------------  -----------

         Total current assets........................      10,692         9,801

Computer hardware, software and other, net...........       4,631         4,412
Other long term assets...............................          70            31
Goodwill ............................................       3,042         3,042
                                                      -------------  -----------
         Total assets................................   $  18,435     $  17,286
                                                      =============  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:

Accounts payable.....................................   $     360     $     996
Accrued liabilities..................................       5,426         3,996
Deferred revenue.....................................          85           122
Current portion of obligations under capital leases..       2,403         2,259
                                                      -------------  -----------

         Total current liabilities...................       8,274         7,373

Obligations under capital leases,
  net of current portion                                    1,459           918

Other long term liabilities..........................         310           230

STOCKHOLDERS' EQUITY:

Preferred stock .....................................           1             1
Common stock ........................................          65            65
Class B common stock ................................          --            --
Additional paid-in capital...........................     513,937       513,937
Accumulated deficit..................................    (505,117)     (504,749)
Accumulated other comprehensive loss.................        (494)         (489)
                                                      -------------  -----------

         Total stockholders' equity..................        8,392       8,765
                                                      -------------  -----------

         Total liabilities and stockholders' equity..   $  18,435     $  17,286
                                                      =============  ===========

(1) The December 31, 2002 balances were derived from the audited financial statements.